WATSON DAUPHINEE & MASUCH
                             Chartered Accountants


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm, Watson Dauphinee & Masuch Chartered Accountants, under the caption "Experts" and to the use of our reports dated August 11, 2000 and November 05, 1999 in the Registration Statement (Form SB-2) and related Prospectus of forestindustry.com, Inc. dated January 16, 2001, for the registration of 1,703,866 shares of its common stock.

/s/ Watson Dauphinee & Masuch
Chartered Accountants

Vancouver, B.C., Canada
January 16, 2001